UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On October 24, 2018, Document Security Systems, Inc. (the “Company”), Global eMacMall Limited, a privately-owned company incorporated in Hong Kong (“GEMM”), and Li Kin Pong, the sole-stockholder and owner of GEMM and a resident of Hong Kong, entered into a Sale and Purchase Agreement (the “Agreement”) whereby the Company will acquire 51% of the outstanding common shares of GEMM (the “GEMM Acquisition”). GEMM is a holding company which serves as a platform for the provision of construction equipment and special purpose vehicles through sales and leasing arrangements, primarily in Asia.

Pursuant to the Agreement, the Company will purchase 5,100 common shares of GEMM (the “GEMM Shares”), which is equivalent to 51% of the total outstanding shares of GEMM, for an aggregate purchase price of US$4,461,000 (the “Purchase Price”). As consideration for the GEMM Shares, the Company will issue 3,200,000 shares of its common stock at a negotiated price of US$1.10 per share (the “DSS Shares”), equaling US$3,520,000, subject to NYSE American LLC exchange additional listing approval of the DSS Shares prior to closing of the GEMM Acquisition. The remaining balance of the Purchase Price, being US$1,121,000, will be payable by Company by way of cash or in promissory notes, as determined by Company in its sole discretion. If the net earnings of GEMM in calendar year 2018 is less than US$1,300,000, then the Purchase Price will be reduced by the amount of the short-fall of the net earnings for calendar year 2018 multiplied by a price to earnings ratio of 7, and a corresponding adjustment will be made to the remaining balance owed in cash or under any existing promissory note.

Closing of the GEMM Acquisition is anticipated to occur within 60 days following the date of the Agreement, subject to customary closing conditions, as well as (i) the completion to the satisfaction of Company of a due diligence review of GEMM, including the completion of a report by BDO Hong Kong on GEMM’s financial condition and operations, and (ii) additional listing approval by the NYSE American LLC exchange of the DSS Shares to be issued as partial consideration for the purchase of the GEMM Shares.

Pursuant to the Agreement, DSS will have the right to appoint two directors [of the three directors] to the board of directors of GEMM and Mr. Pong will have the right to appoint one director.

The Agreement contains a lock-up provision which precludes Mr. Pong from selling the DSS Shares that he will acquire for a period of one year. The Agreement also contains customary mutual representations and warranties and indemnification clauses.

The DSS Shares to be issued in connection with the Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

The Agreement is filed as Exhibit 10.1 to this report. The foregoing summary description of the terms of the Agreement is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Sales and Purchase Agreement, dated October 24, 2018, between Document Security Systems, Inc., Global eMacMall Limited and Li Kin Pong.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: October 29, 2018	By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi
Chief Executive Officer